Exhibit 10.1

Execution Version

AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

This Amendment Number One to Credit Agreement (this “Amendment”) is entered into as of March 27, 2008, by and among CAPTARIS, INC., a Washington corporation (“Borrower”), WELLS FARGO FOOTHILL, LLC, as administrative agent (“Agent”) and sole Lender under that certain Credit Agreement dated January 2, 2008, by and among Borrower, Agent and the Lenders (as amended, restated, extended, renewed, replaced or otherwise modified from time to time, the “Credit Agreement”), with respect to the following:

RECITALS

A. Borrower has requested that the Lender Group agree to certain amendments of the Credit Agreement; and

B. The Lender Group is willing to so amend the Credit Agreement as set forth herein.

NOW, THEREFORE, Borrower and the Lender Group hereby amend the Credit Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement unless specifically defined herein.

2. AMENDMENTS.

(a) The following new definition is hereby added to Schedule 1.1 of the Credit Agreement in alphabetical order:

“Bank Products Reserve” means, as of any date of determination, the amount of reserves that Agent has established (based upon the Bank Product Providers’ reasonable determination of the credit exposure of Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided or outstanding.

(b) The following existing definitions in Schedule 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Credit Amount” means the result of (a)(i) 0.75 times (ii) TTM Maintenance Fee Revenues, calculated as of the last month for which financial statements have most recently been delivered pursuant to Section 5.1 minus (b) the amount of the Bank Product Reserve.

“Required Library” means, as of any date of determination, the copyrights of the Loan Parties that are based on or derived from those computer software programs or other technology of the Loan Parties that at the time account for not less than 80% of the total amount of the net product and subscription revenues of the Loan Parties for the immediately preceding fiscal quarter of Borrower.

(c) Section 2.4(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances) and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve,

(I) ninth, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrower’s and its Subsidiaries’ obligations in respect of Bank Products), and

(J) tenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(d) Clauses (c), (d) and (e) of Schedule 3.6 to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(c) on or prior to the date that is 120 days after the Closing Date, Agent shall have received a Source Code Escrow Agreement, duly executed by the Loan Parties, Agent and an escrow agent reasonably satisfactory to Agent, with respect to the source and object code for each version or versions of each item of computer software programs or other technology of the Loan Parties constituting the Required Library;

(d) on or prior to the date that is 150 days after the Closing Date, Agent shall have received evidence reasonably satisfactory to it that the source and object code for each version or versions of each item of computer software programs or other technology of the Loan Parties constituting the Required Library has been deposited with the escrow agent in accordance with the terms and conditions of the Source Code Escrow Agreement, as provided in the Security Agreement;

(e) on or prior to April 15, 2008, Borrower shall have closed all bank accounts that it or its Subsidiaries maintain at Silicon Valley Bank or Borrower shall have otherwise complied with Section 6.11;

(e) Exhibit C-2 (Form of Credit Amount Certificate) to the Credit Agreement is replaced in its entirety by Exhibit C-2 attached hereto as Annex 1.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to the Lender Group that all of Borrower’s representations and warranties set forth in the Credit Agreement are true, complete and accurate in all respects as of the date hereof.

4. NO DEFAULTS OR EVENTS OF DEFAULT. Borrower hereby affirms to the Lender Group that no Default or Event of Default has occurred and is continuing as of the date hereof.

5. CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of:

(a) a fully executed copy of this Amendment;

(b) a fully executed acknowledgement from the Guarantors in the form attached hereto; and

(c) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

6. COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

8. REPRESENTATIONS. Borrower represents and warrants to the Lender Group that (i) this Amendment has been duly authorized by its Board of Directors (or equivalent governing body), (ii) no consents are necessary from any third person for the execution, delivery or performance of this Amendment which have not already been obtained and a copy thereof delivered to Agent, and (iii) this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof against it may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. MULTIPLE COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in multiple counterparts, each of which constitute an original, but all of which taken together shall constitute but one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

11. ELECTRONIC DELIVERY. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission shall be no less effective than delivery of a manually executed counterpart.

12. BINDING AGREEMENT. It is understood and agreed that this Amendment shall be binding upon and shall inure to the benefit of the Lender Group and Borrower, and their respective successors and assigns.

13. ENTIRE AGREEMENT. This Amendment represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions concerning the subject matter hereof, whether oral or written.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

CAPTARIS, INC.,
as Borrower

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

WELLS FARGO FOOTHILL, LLC,
as Agent and as the sole Lender

By:	/s/ Michael Ganann
Name:	Michael Ganann
Title:	Vice President

ACKNOWLEDGEMENT BY GUARANTORS

Dated as of March 27, 2008

In order to induce the Lender Group to execute Amendment No. 1 to Credit Agreement of even date herewith (the “Amendment”), amending that certain Credit Agreement (the “Credit Agreement”), dated as of January 2, 2008, among Captaris, Inc., the financial institutions party thereto as lenders (the “Lenders”) and Wells Fargo Foothill, LLC, as agent for the Lenders (in such capacity, the “Agent”), the undersigned hereby represent, warrant and agree that the undersigned have reviewed and approved the Amendment and that nothing contained therein shall diminish, alter, amend or otherwise affect the undersigned’s obligations under the Guaranty or any other Loan Document executed by them in connection with the Credit Agreement. The undersigned further confirm that each Loan Document executed by them shall continue in full force and effect and agrees that they shall continue to be liable under each such Loan Document in accordance with the terms thereof. The undersigned further confirm that (a) they have no defense, counterclaim or offset right whatsoever with respect to their obligations under the Loan Documents. Unless otherwise noted, any and all initially capitalized terms set forth in this Acknowledgment by Guarantors shall have the respective meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.

INFORMATION MANAGEMENT RESEARCH, INC.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

CAPTARIS INTERNATIONAL, INC.

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

CASTELLE

By:	/s/ Peter Papano
Name:	Peter Papano
Title:	CFO

ANNEX 1

[Attached Exhibit C-2 (Form of Credit Amount Certificate)]

EXHIBIT C-2

FORM OF CREDIT AMOUNT CERTIFICATE

Wells Fargo Foothill, LLC

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California 90404

The undersigned, Captaris, Inc., a Washington corporation (“Borrower”), pursuant to Schedule 5.2 of that certain Credit Agreement dated as of January 2, 2008 (as amended, restated, modified, supplemented, refinanced, renewed, or extended from time to time, the “Credit Agreement”), entered into among Borrower, the lenders signatory thereto from time to time, Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items are true and correct, and that Borrower is in compliance in all material respects with and, after giving effect to any currently requested Advances, will be in compliance in all material respects with, the terms, conditions, and provisions of the Credit Agreement.

All initially capitalized terms used in this Credit Amount Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

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Effective Date of Calculation:______________

1.	Credit Amount for the month of [insert month] (the month for which financial statements have most recently been delivered pursuant to Section 5.1).

	a.	TTM Maintenance Fee Revenues for the 12 month period ending [insert month]	$ ____________

	b.	0.75 times the amount in item 1.a.		$ ____________

	c.	Bank Product Reserve	$ ____________

	d.	Credit Amount (item 1.b minus item 1.c)		$ ____________

2.	Credit Amount Excess Calculation

	a.	Credit Amount (item 1.d.)		$ ____________

	b.	Revolver Usage	$ ____________

	c.	Amount by which item 2.b. exceeds item 2.a. (if none, no prepayment; if positive, prepayment in accordance with Section 2.4(e))		$ ____________

Borrower hereby certifies and represents and warrants to the Lender Group that all of the foregoing is true and correct as of the effective date of the calculation set forth above and that such calculation has been made in accordance with the requirements of the Credit Agreement.

CAPTARIS, INC., a Washington corporation

By:
Name:
Title: